As filed with the Securities and Exchange Commission on August 31 , 2016
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOLEX INC.
 (Exact name of registrant as specified in its charter)

Nevada	7372	98-1291924
(State or Other Jurisdiction of Incorporation or Organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

Unit 9647
13 Freeland Park
Wareham Road
Poole BH16 6F
United Kingdom
Tel: 1 702 751 8296
Email: business@glolex.top
(Address and telephone number of principal executive offices)

BizFilings
8020 Excelsior Dr.
Suite 200 Madison, WI 53717
+1 608 827 5300
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee

Common Stock:	5,000,000	$0.02	$100,000	$10.07

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

GLOLEX, INC.
5,000,000 SHARES OF COMMON STOCK
$0.02 PER SHARE

This is the initial offering of common stock of GLOLEX, INC. and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Maksim Charniak, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares she may sell. Mr. Charniak will sell all the shares registered herein. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Glolex, Inc. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

See "risk factors" for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 6 through 14 before buying any shares of Glolex, Inc.’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________, 2016

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	16
DESCRIPTION OF BUSINESS	26
LEGAL PROCEEDINGS	31
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	31
EXECUTIVE COMPENSATION	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
PLAN OF DISTRIBUTION	35
DESCRIPTION OF SECURITIES	37
INDEMNIFICATION	37
INTERESTS OF NAMED EXPERTS AND COUNSEL	38
EXPERTS	38
AVAILABLE INFORMATION	38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	38
INDEX TO THE FINANCIAL STATEMENTS	39

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Glolex, Inc.” Refers to Glolex, Inc. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

GLOLEX, INC.

Glolex, Inc. was incorporated in Nevada on March 2, 2016. We are a development stage company and the purpose of our business is to have an easy to use, web based, round-the-clock, online, legal, consulting advice service [chargeable]. However, the first session will be free of charge, to attract new customers, but further consulting services will come with a fee. The intention is to provide advice, answers, mentoring and blank legal forms (templates) to customers who are seeking legal information. The website will cover business law, corporate law and general law.

The second aspect of our business will be a telephone app. This app will provide telephone communication with a speaking solicitor who can cite the laws and normative acts selected by the user, and explain their rights within any specified subject matter.  A user enters the application, and selects the subject matter “customers’ rights”, then they choose the relevant section and click a key. An attractive lawyer appears on the screen and reads their rights, which may later be downloaded onto their phone/computer as a separate file.

The second feature of the app will be a lawyer  quick search. This is comprehensive list of lawyers and attorneys, in the districts closest to your own location with their area of expertise specified; from housing law to misdemeanors from artistic copyright law to crime. This will be a useful app for emergencies, for example if you find yourself under arrest but with your ‘one phone call,’ you could use this app to secure legal representation. This app will be called ‘Backmeup’.

The app will be free for both lawyers and consumers because we will design it to make money from advertising.

We are not a law firm, and we do not provide legal advice. We provide self-help legal information at our customers' specific direction and general information on legal issues generally encountered. Independent, licensed attorneys will participate in our attorney network to provide services to our customers through our platforms.

Furthermore, the Company will also provide corporate consulting services. We will provide a range of services to individuals and organisations, with particular emphasis on:

Company registraion/incorporation, sole propriotor registration/consulatation, strategic business planning, communication with the government institutions.

Specific services will be provided either by  Glolex, Inc. or via our networked of other consultants with particular expertise.

While we intend to engage in aforementioned business activity,  there is no actual assurance that we will be successful in developing our products and services.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $ 32,750 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any substantial revenue in the first 12 months after completion our offering or ever generate substantial revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

We will conduct our business operations, including administrative functions, sales and marketing, and software development in England, United Kingdom;  this is where our initial market is primarely intended to be. Our mailing address is Unit 9647 13 Freeland Park, Wareham Road, Poole BH16 6F, United Kingdom, Our corporate telephone number is +44 1133206482.

From inception (March 2, 2016) until the date of this filing, we have had limited operating activities.  However, on March 26, 2016 we secured a Consulting Agreement with Shakeela Ayub, Esq. The material terms of the contract are: Shakeela Ayub, Esq, will provide legal consulting services to the Company. She will provide advice and oversight during the development of Glolex, Inc.’s applications (apps) and its website. This consultancy covers the entire life span of the development of the app/s and website: From concept to development to launch and marketing and sales.

Our audited financial statements from inception (March 2, 2016) through March 31, 2016, reports no revenue and a net loss of $1,000. Our independent registered public accounting firm has issued an audit opinion for Glolex, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established the Company, developed our business plan, signed a contract, purchased a domain, started building a website,  and continued to look for a team of people, which will work on the software development.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $ 32,750 to conduct our proposed operations and pay all expenses for a minimum period of one year, including expenses associated with this offering and maintaining a reporting status with the Securities and Exchange Commission. If we are unable to obtain minimum funding of approximately $ 32,750 , our business may fail. We do not anticipate earning substantial revenues until we enter into commercial operations. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	GLOLEX, INC.

Securities Being Offered:	5,000,000 shares of common stock.

Price Per Share:	$0.02

Duration of the Offering:
The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds:	$100,000

Securities Issued and Outstanding:
There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Maksim Charniak.  If we are successful at selling all the shares in this offering, we will have 8,000,000 shares issued and outstanding.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs:	We estimate our total offering registration costs to be approximately $8,000.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $100,000 as anticipated, and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from April 1, 2016 to June 30 , 2016:

Financial Summary

June 30 , 2016 ($)
(audited)

Cash and Deposits	4,774
Total Assets	6,860

Total Liabilities	1,399
Total Stockholder’s Deficit	5,461

Statement of Operations

Three months ending June 30 , 2016 ($)
(audited)

Total Expenses	4,139
Net Income for the Period	3,461

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Our business and services subject the Company to complex regulations regarding the unauthorized practice of law, legal document processing and preparation, legal plans, privacy and other matters. These laws and regulations may result in claims, changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Our business involves providing services that meet the legal needs of our customers and, as a result, is subject to a  variety of complex regulations, including the following:

Our business model includes the provision of services that represent an alternative to traditional legal services, which subjects us to allegations of unauthorized practice of law. It generally refers to an entity or person giving legal advice who is not licensed to practice law. However, laws and regulations defining UPL, and the governing bodies that enforce UPL rules, differ among the various jurisdictions in which we may operate. We are unable to acquire a license to practice law in the United Kingdom or the United States, or employ licensed attorneys to provide legal advice to our customers, because we do not meet the regulatory requirement of being exclusively owned by licensed attorneys. We are also subject to laws and regulations that govern business transactions between attorneys and non-attorneys, including those related to the ethics of attorney fee-splitting and the corporate practice of law.

Regulation of legal document processing and preparation services varies among the jurisdictions in which we conduct business.

Regulation of our legal services will vary considerably among the insurance departments, bar associations and attorneys general of the particular states in which plan to offer, our legal plans. In addition, some states may seek to regulate our legal service as insurance or specialized legal service products.

Additionally, we are required to comply with laws and regulations related to privacy and the storing, use, processing, disclosure and protection of personal information and other customer data.

Our business operations also subject us to laws and regulations relating to general business practices and the manner in which we offer our services to customers subjects us to various consumer laws and regulations, including false advertising and deceptive trade practices.

The scope of these laws and regulations are often vague and broad, and their applications and interpretations are often uncertain and conflicting. Compliance with these disparate laws and regulations requires us to structure our business and services differently in certain jurisdictions. We will need to dedicate significant management time and expense to deal with these issues and expect that these issues will continue to be a significant focus as we expand into other services and jurisdictions, including those outside the United States and the United Kingdom.In addition, any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We expect to incur in the future, costs associated with responding to, defending and settling such proceedings, particularly those related to UPL, and the provision of our services more generally. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Because our auditors have raised a going concern, there is a substantial uncertainty whether we will be able to continue operations, in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next year. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

It is quite possible that we continue loosing money. If we do not achieve profitability, we won’t be able to continue with the business.

We are a company with limited operations, we have incurred expenses and we have losses. In addition, in the near future, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve substantial revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than a required amount needed to complete our intended operations. We require the proceeds from this offering to start our operations, as described in the “Plan of Operation” section of this prospectus.

As of June 30 , 2016, we had cash in the amount of $ 4,774 and liabilities of $ 1,399 . As of this date, we have earned income from our operation s in the amount of $7,600 . The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where on going operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $ 32,750 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Maksim Charniak, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Charniak has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We are a development stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on March 2, 2016 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate substantial operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

We have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

If we fail to provide high quality services, customer care and customer experience and add new services that meet our customers' expectations, we may not be able to attract and retain customers.

The quality and value of our services of the app and on our website, customer care and customer experience, as well as the quality of the services provided by the licensed attorneys who will participate thorugh our network, are critical to our ability to attract and retain future customers. We are planing to make investments in developing our website, interactive legal documents, customer relationship management, automated supply chain and fulfillment, integrated digital workflow management and other dynamic online processes that comprise online and mobile legal platform to have a high quality of service, customer care and customer experience. We also intend to add new services such as our legal plans to enhance the services. However after doing that we may fail to attract customers if these or future development efforts or services fail to meet evrchnaging customer preferences on a timely basis or if the licensed attorneys who participate in our legal network fail to provide high quality services, customer care and customer experience. If we are unable to attract customers, our business, revenues, results of operations, financial condition and future prospects would be adversely affected.

There will be a certain amount of risk associated witho proper screening of lawyers providing advice on our platform. Customers could end up being disatisfied which may expose us to legal   malpractice claims  for the legal advice they receive from the lawyers through the platforms .

The Company shall act with reasonable diligence and promptness in screening lawyers that provide legal advice to our customers through the platforms; however, before fully engaging the lawyer it will be up to the client to conduct further background checks, such as validity of his  license, competence, and qualification to advise in a particular area of law. Nevertheless, because screening a lawyer demands a certain amount of research and is time consuming this is not always a straight forward procedure. Customers will likely skip this process or not perform screening thoroughly enough, which could lead the clients to be poorly advised, loosing their money or both. Moreover, this may end up leaving our customers diacontended to such an extent that they may file a law suit against the Company. Because we are not insured ,  (as disclosed on page 29),  those events would carry a material risk to our operations and   liquidity.

Our software may be displaced by newer technology.

The software development industries are undergoing rapid and significant technological change. Other companies may succeed in developing or marketing technologies and products that are more effective than those developed used by us, or that would make our software obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new products. We may not have the resources to do this. If our product candidates become obsolete and our efforts to secure and develop new products services do not result in any commercial succes, our sales and revenues will decline.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of providing legal services is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this kind of market. There are a number of successful legal website and apps operated by proven companies that offer similar services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this young market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out-spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance

If we fail to safeguard our customers' information and privacy, our reputationas a Company may be harmed, customers may curtail or stop using our services and we may face claims and potential liabilities, which could adversely affect our business, results of operations, financial condition and future prospects.

Our online legal platform is likely to involve the receipt, use, storage, processing and transmission of information from and about some of our customers, some of which may be personal or confidential. We will rely on encryption and authentication technology licensed from third parties to secure the storage and transmission of customer information. Sophistication of intrusion techniques used to gain unauthorized access to or sabotage systems change frequently and are generally not recognized until launched against a target. We may be unable to anticipate these techniques or implement adequate preventative measures. Third parties may also attempt to fraudulently induce our employees or customers to disclose information in order to gain access to customer information. A third party that is able to circumvent our security measures could misappropriate customer or proprietary information or cause interruptions in our business and operations. Computer malware, viruses, hacking and phishing attacks, and spamming could also harm our business and operations. If an actual or perceived breach of our security measures occurs as a result of third-party action, employee error, malfeasance or otherwise, our reputation may be harmed, customers may curtail or stop using our services and we may face claims and potential liabilities, which could adversely affect our business, results of operations, financial condition and future prospects

We expect to face increasing competition in the online and offline legal services markets from law firms, solo attorneys, online legal document services, national legal plans and other service providers and our failure to effectively compete with these providers may adversely affect our business, results of operations, financial condition and future prospects.

 We will face intense competition from law firms and solo attorneys, online legal document services, national legal plans and other service providers. The online legal document services market is evolving rapidly and is becoming increasingly competitive. Other companies that focus on the online legal document services market, and law firms that may elect to pursue the online legal document services market, could directly compete with us. Law firms and solo attorneys, who provide in-person consultations and are able to provide direct legal advice that we cannot offer due to laws and regulations regarding UPL, compete with us offline and have and may develop competing online legal services. Many of the potential competitors have focused on employer-sponsored markets or have acquired customers through in-person multi-level marketing.

Our competitors, whether they are online legal document providers, legal advice providers, law firms or solo attorneys, may also be developing innovative and cost-effective services that target our and potential customers. We expect to face increasing competition from offline and online legal services providers in our market, and our failure to effectively compete with these providers may adversely affect our business, results of operations and future prospects.

Because our sole officer and director could own more than 50% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to the minority shareholders.

Mr. Charniak, our sole officer and director, may own more than 50% of the outstanding shares of our common stock if not all of the shares are sold . In that case , he will continue to have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Charniak may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

We depend to a significant extent on certain key person, the loss of whom may materially and adversely affect our company.

We depend entirely on Maksim Charniak for all of our operations. The loss of Mr. Charniak would have a substantial negative effect on our company and may cause our business to fail. Mr. Charniak has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Charniak’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Maksim Charniak, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in lack of revenues and a possible cessation of operations.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Maksim Charniak, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in effecting service of process against our officers.

Our executive officer do es not reside in the United States , he is a resident of the Republic of Belarus. The U.S. stockholders would face difficulty in:

•	effecting service of process within the United States on our officer;
•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officer;
•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officer; and
•	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officer.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

–	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
–	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
–
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

–	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
–
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks associated with this offering

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on March 2, 2016, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of at least $ 32,750 from this offering, we may have to seek alternative financing to implement our business plan.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our president, Mr. Charniak does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Charniak does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Glolex, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Maksim Charniak, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Charniak’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.  If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

The company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 8,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% offered sold	If 50% offered sold	If 75% offered sold	If 100% offered sold

Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	*10,000	10,000	10,000	10,000
Salaries	*4,850	4,850	14,500	17,500
Equipment	800	1,100	2,300	3,200
Third-party services	*900	6,400	2,900	17,600
Office & Laboratory	6,700	6,700	6,600	7,400
Professional Software	4,000	4,450	9,100	11,250
Website	1 ,300	5,400	7,650	8,700
Trademark (quality certificate)	200	100	200	2,550
Marketing	1 2 ,000	9,000	17,900	19,800
Miscellaneous expenses	*2,000	2,000	3,850	2,000

* Not from the offering secured funds (Director loaned)

The above figures represent only estimated costs. Maksim Charniak, our president and director, has verbally agreed to loan the Company funds if needed. Loan agreement with Mr. Charniak is non- binding and discretionary. These loans would be necessary if the proceeds from this offering are not sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board. Mr. Charniak will not be paid any compensation from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Charniak. Mr. Charniak will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The following table sets forth as of March 31, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percentage of funding	100%	75%	50%	25%
amount of new funding	$100,000.00	$75,000.00	$50,000.00	$25,000.00
Offering price	$0.02	$0.02	$0.02	$0.02
shares after offering	8,000,000.00	6,750,000.00	5,500,000.00	4,250,000.00
book value before distribution per share	$0.0007	$0.0007	$0.0007	$0.0007
Increase in book value per share	0.0121	0.0107	0.0088	0.0057
book value after distribution per share	$0.0128	$0.0114	$0.0095	$0.0064
dilution to purchasers	$0.0073	$0.0086	$0.0105	$0.0136
dilution as percentage	36%	43%	53%	68%
% ownership of old shareholders	38%	44%	55%	71%
% ownership of new shareholders	63%	56%	45%	29%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $ 4,774 as of June 30 , 2016. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Maksim Charniak, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of March 31, 2016, Mr. Charniak has advanced to us $999.   Mr. Charniak, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $ 32,750 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located in England, our corporate mailing address is: Unit 9647, 13 Freeland Park, Wareham Road, Poole BH16 6F,  England, U.K.. Our phone number is +44 1133206482 .

We are a development stage company and we have recognized no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated no revenues and no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATIONS

We were incorporated in the State of Nevada on March 2, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has recognized no revenue to date and just recently started operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

During the 12-month period, we will be developing our business by concentrating on creation of a database of international lawyers, solicitors, notaries, consultants, from different branches of law and business. We intend to offer a possibility of communication via a specially designed website and a mobile application. We intend to spend the funds on developing our enterprise.

Our plan of operations is as follows:

No. month	Month expenditure	Amount USD ($)

1	Lease of a new office	350
1	New furniture and equipment	800
1	Accountant	250
1	Phone, Internet, utilities and other miscellaneous expenses	200
1	Market research, Information gathering, database building	800
2	Office lease	350
2	Phone, Internet, utilities and miscellaneous expenses	200
2	Accountant	250
2	Market research, Information gathering, building database	800
3	Office lease	450
3	Phone, Internet, utilities and miscellaneous expenses	200
3	Translation services Marketing, brand and design services	450
3	Market research, Information gathering, building database	200
3	Office lease	800
4	Phone, Internet, utilities and miscellaneous charges	350

4	Accountant	200
4	Travel, transport and per diems (flights, accommodation, meals)	250
4	Website	1,000
4	Office lease	1,300
5	Phone, Internet, utilities and other miscellaneous charges	350
5	Accountant	200
5	Website, marketing	250
5	Office lease	1,200
6	Phone, Internet, utilities and other miscellaneous charges	350
6	Accountant	200
6	Website, marketing	250
6	Travel and perdiems (flights, accommodation, meals, entertainment expenses)	1,200
6	Development of the app	1,000
7	Office lease	4,000
7	phone, Internet, utilities and miscellaneous charges	350
7	Accountant	200
7	Website, app marketing	250
7	Manager	1,200
8	Office lease	350
8	phone, Internet, utilities and other miscellaneous charges	350
8	Accountant	200
8	Website and app marketing	250
8	Manager	1,200
8	Translation services	350
9	Office lease	450
9	Phone, Internet, utilities and other miscellaneous charges	350
9	Accountant	200
9	Website and app marketing	250
9	Manager	1,200
10	Office lease	350
10	Phone, Internet, utilities and other miscellaneous charges	350
10	Accountant	200
10	Website and app marketing	250
10	Consultancy manager salary	1,200
11	Office lease	350
11	Phone, Internet, utilities and other miscellaneous charges	350
11	Accountant	250
11	Website and app marketing	1,200
11	Manager	350
12	Office lease	350
12	Phone, Internet, utilities and miscellaneous charges	200
12	Accountant	250
12	Website and app marketing	1,200
12	Manager	350
	TOTAL: 12 months	32,750

	Discharge record: (40,000$)

No. month	Month expenditure	Amount USD ($)

1	Office lease	350
1	Furniture and equipment	800
1	Accountant	250
1	Phone, Internet, utilities and other miscellaneous charges	200
1	Information gathering, database creation	800
1	Market analysis	1,000

2	Clients research and attraction systems, networking and events	2,000
2	Office lease	350
2	Phone, Internet, utilities and other miscellaneous charges	200
2	Accountant	250
2	Information gathering, database creation	800
2	Equipment maintenance	100
3	Business structure improvements, training, seminars, innovations	1,000
3	Office lease	450
3	Phone, Internet, utilities and other miscellaneous charges	200
3	Design, brand development, translation	450
3	Information gathering, database broadening	100
3	Office lease	800
4	Phone, Internet, utilities and other miscellaneous charges	1,500
4	Translation services	350
4	Design, brand development, translation	200
4	Information gathering, database expansion	250
4	Concepts development of projects and its management	1,000
5	Office lease	1,400
5	Phone, Internet, utilities and other miscellaneous expenses	350
5	Accountant	200
5	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	250
5	Website expansion	1,200
6	Office lease	350
6	Phone, Internet, utilities and other miscellaneous charges	200
6	Accountant	250
6	Office lease	1,200
6	Phone, Internet, utilities and other miscellaneous charges	1,000
6	Accountant	4,000
6	Improvement of website & app listings	100
7	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	350
7	App software development	200
7	Office lease	250
7	Phone, Internet, utilities and other miscellaneous charges	1,200
7	Accountant	350
7	Improvement of website & app listings	450
8	Manager	350
8	App software development	200
8	Office lease	250
8	Phone, Internet, utilities and other miscellaneous charges	1,200
8	Accountant	350
8	Improvement of website & app listings	450
9	Manager	350
9	Translation services	200
9	Office lease	250
9	Phone, Internet, utilities and other miscellaneous charges	1,200
9	Accountant	350
9	Manager	350
10	Office lease	200
10	Phone, Internet, utilities and other miscellaneous charges	250
10	Accountant	1,200
10	Improvement of website & app listings	350
10	Manage	1,000
10	Other marketing expenditure	350
11	Office lease	200
11	Phone, Internet, utilities and other miscellaneous charges	250
11	Accountant	1,200
11	Improvement of website & app listings	350

11	Manger	100
11	Equipment maintenance	350
12	Office lease	200
12	Phone, Internet, utilities and other miscellaneous charges	250
12	Accountant	1,200
12	Improvement of website & app listings	350
12	Manager	350
	TOTAL: 12 months	40,000

	Discharge record: (65,000$)

No. month	Month expenditure	Amount USD ($)

1	Office lease	350
1	Office furniture and equipment	800
1	Staff salary	500
1	Phone, Internet, utilities and other miscellaneous charges	200
1	Information gathering, database expansion	800
1	Website development	1,500
1	Design, pricing analysis, sales planning	600
1	Installation of own accounting systems (licenses, software)	1,100
2	Office lease	350
2	Phone, Internet, utilities and other miscellaneous charges	200
2	Staff salary	1,000
2	Information gathering, database expansion	800
2	Maintenance costs and equipment operation	100
2	Website optimization in search systems, logo development, site identity	1,650
3	Office lease	350
3	Phone, Internet, utilities and other miscellaneous charges	200
3	Translation expenses	450
3	Staff salary	1,000
3	Brand and design expenses	200
3	Information gathering, database expansion	800
3	Equipment maintenance	100
3	Website search systems optimization	1,350
3	Office lease	350
4	Phone, Internet, utilities and other miscellaneous charges	200
4	Staff salary	1,000
4	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	1,000
4	Equipment maintenance	100
4	Website search system optimization, web technical improvements	1850
4	Office lease	350
5	Phone, Internet, utilities and other miscellaneous charges	200
5	Staff salary	1,000
5	Equipment maintenance	100
5	Website search system optimization, web technical improvements	2050
5	Office lease	350
6	Phone, Internet, utilities and other miscellaneous charges	200
6	Staff salary	1,000
6	Enterprise structure optimization	1,400
6	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	1,000
6	Mobile app development payment	4,000
6	Accountant	800
6	Improvement of website and app listings	200
6	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	1,900
7	App development	350
7	Furniture equipment	200
7	Equipment maintenance	1,500
7	Improvement of search systems, project management, coordination and supervision, reputation management	2,200
7	Office lease	4,000

7	Phone, Internet, utilities and other miscellaneous charges	100
8	Staff salary	350
8	Improvement of search systems, project management, coordination and supervision, reputation management	200
8	App development	1,500
8	Equipment maintenance	2,100
8	Office lease	450
8	Phone, Internet, utilities and other miscellaneous charges	350
9	Staff salary	200
9	Improving search listings, project management, coordination and supervision	1,500
9	Translation services	2,100
9	Office lease	350
10	Phone, Internet, utilities and other miscellaneous charges	200
10	Staff salary	1,500
10	Promotion in search systems, project management (coordination and supervision)	2,100
10	Expenditure for promotion, conferences and seminars	2,000
11	Office lease	350
11	Phone, Internet, utilities and other miscellaneous charges	200
11	Staff salary	1,500
11	Promotion in search systems, project management (coordination and supervision)	2,100
12	Office lease	350
12	Phone, Internet, utilities and other miscellaneous charges	200
12	Staff salary	1,500
12	Online listings upgrades, project management, coordination and supervision	2,100
	TOTAL: 12 months	65000

	Discharge record: (90,000$)

No. month	Monthly expenditure	Amount USD ($)
1	Office lease	400
1	Equipment and furniture	1,200
1	Staff salary	1,000
1	Phone, Internet, utilities and other miscellaneous charges	400
1	Information gathering, database expansion	800
1	Website	1,700
1	Optimization of business strategies, design, pricing, sales planning	2,500
1	Installation of own accounting systems (licenses, software)	1,000
2	Office lease	400
2	Phone, Internet, utilities and other miscellaneous charges	400
2	Staff salary	1,500
2	Information gathering, database expansion	800
2	Equipment maintenance	100
2	Online listings optimization, brand and logo	1,850

3	Internal assessment, self audit, benchmarking, quality control	3,000
3	Office lease	400
3	Phone, Internet, utilities and other miscellaneous charges	400
3	Translation services	450
3	Staff salary	1,500
3	Design brand development	200
3	Information gathering, database expansion	800
3	Equipment maintenance	100
3	Online listings upgrades	1,550
4	Improving structural organization of the company, external consultant	2,000
4	Office lease	400
4	Phone, Internet, utilities and other miscellaneous charges	400
4	Staff salary	1,500
4	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	1,000
4	Equipment maintenance	100
4	Optimization in search engines, technical improvements of the website	2050
4	Staff and management training	1,000
5	Office lease	400
5	Phone, Internet, utilities and other miscellaneous charges	400
5	Staff salary	1,500
5	Equipment maintenance	100
5	Optimization in search engines, website development	2,150
6	Office lease	400
6	Phone, Internet, utilities and other miscellaneous charges	400
6	Staff salary	1,500
6	Seminars, motivational trainings, new methods introduction, optimization of the management structure	1,000
6	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	1,000
6	App development	4,000
6	Office furniture and equipment	1,200
6	Equipment maintenance	200
6	Improving search engines listings, project management, coordination and supervision, reputation management	2050
6	Broadening business functions, introduction of sub-units	2,000
7	Office lease	400
7	Phone, Internet, utilities and other miscellaneous charges	400
7	Staff salary	1,500
7	Search engines listings improvements, project management (coordination and supervision)	1,500
7	Mobile app installation and guide	4,000
7	Equipment maintenance	200
7	Design, development and improvement of database management systems, automation processes, implementation of special applications	2,250
7	Certificates of international standards	2,350
8	Office lease	400
8	Phone, Internet, utilities and other miscellaneous expenses	400
8	Staff salary	1,500
8	Search engines listings, project management (coordination and supervision)	2,050
8	Translation services	450
9	Office lease	400
9	Phone, Internet, utilities and other miscellaneous charges	400
9	Staff salary	1,500
9	Optimization of search engine listings, project management (coordination and supervision)	2,050
9	Staff training, team building, seminars, conferences	1,700
10	Office lease	400
10	Phone, Internet, utilities and other miscellaneous charges	400
10	Staff salary	1,500
10	Search engine listings improvement, project management (coordination and supervision)	2,050
10	Advertising	2,000
11	Office lease	400
11	Phone, Internet, utilities and other miscellaneous charges	400
11	Staff salary	1,500
11	Search engine listings	2,050

11	Problem solving	1,300
12	Office lease	400
12	Phone, Internet, utilities and other miscellaneous charges	400
12	Staff salary	1,500
12	Website online ranking boosting	2,050
12	The generalization of the results of market analysis, analysis of services sector	1,000
	TOTAL: 12 months	90,000

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% offered sold	If 50% offered sold	If 75% offered sold	If 100% offered sold

Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	*10,000	10,000	10,000	10,000
Salary	*4,850	4,850	14,500	17,500
Equipment	800	1,100	2,300	3,200
Third-party services	*900	6,400	2,900	17,600
Office & Laboratory	6,700	6,700	6,600	7,400
Professional Software	4,000	4,450	9,100	11,250
Business Website	1,300	1,400	3,150	1,700
Trademark (quality certificate)	200	100	200	2,550
Marketing	12,000	13,000	22,400	26,800
Miscellaneous expenses	*2,000	2,000	3,850	2,000

*  (Director loaned)

Complete Our Public Offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to offer our services and products for profit.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

RESULTS OF OPERATIONS

For the three months ending June 30, 2016

In this period we’ve incorporated the Company and prepared a business plan, a full plan of operations has been drafted, two contracts have been secured, and some equipment has been purchased. Company’s income for the three months ending June 30 , 2016 stands at $ 3,461 .

Glolex, Inc., has signed a Consulting Agreement with Shakeela Ayub, Esq. The Agreement is dated March 25, 2016. This consultancy covers the entire life span of the development of the app and website: From concept to development to launch and marketing and sales.

On March 31, 2016, we signed another contract with “UAB Almax Group”, this company is contracted to build our website. The total anticipated time for development of the website is 1 year, the total consideration for the Agreement is $5,000. The terms of payments are fo: $1,000 (20%) to be paid on the date or soon after the Agreement is signed; the balance of $4,000 is due upon delivery of the product on, or before, March 31, 2017.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30 , 2016, the Company had $ 6,860 of cash and cash equivalents and liabilities of $ 1,399 , comprising of $999 owed to Maksim Charniak, our sole officer and director and $400 in accounts payable . We have recognized $7,600 in revenue to date. During the period we incorporated the Company, prepared its business plan and signed two contracts. Our current monthly cash usage is approximately $1,000 a month.  Available capital reserves are not sufficient for the Company to remain operational for an extensive period of time. With the help od our Director’s loans, we require a minimum funding of approximately $ 32,750 to conduct our proposed operations and pay all expenses for a period of one year--this includes expenses associated with this offering and maintaining a reporting status with the Securities and Exchange Commission.

Since inception, we’ve sold 3,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $3,000.

We intend to raise funds in order to proceed with our plan of operations. We will probably have to utilize funds from Maksim Charniak, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are insufficient to implement our plans. However, Mr. Charniak has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. Mr. Charniak’s verbal agreement to provide us loans for various costs is non- binding and discretionary. In order to proceed with our 12 month plan of operations, we need a minimum of $ 32,750 . We cannot guarantee that we will be able to sell all any amount of the shares required to satisfy our one year financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We are going to attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term, we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. Over the next year, being a reporting public company, we expect associated reporting costs of approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $ 32,750 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.   If this happens, Mr. Charniak, our president has agreed to provide needed funding to continue our operations; however, he is not legally obligated to provide the funding.  Thereafter, we do not have plans to sell our corporate shell or enter a prospective reverse merger transaction.

DESCRIPTION OF BUSINESS

In General

We were incorporated in the State of Nevada on March 2, 2016. The purpose of our business is to provide a web based, round-the-clock, online legal consulting advice service. The service will invite people with legal problems to visit the website and post legal questions which lawyers, licensed in their jurisdiction, answer with an initial free consultation. The first session is intended to be free of charge to attract new customers, but further consulting services will come with a fee. First free session could involve a phone call or text exchange. We will offer subscription legal plans to link customers with attorneys who partake in our legal plan network.

Anonymity

This is intended to be a protected online legal consulting advice service. For very discreet individuals who may wish to receive consulting advice anonymously. If their session is paid for in bitcoin then identity of client remains anonymous, customers will not need to provide their personal details.
We intend to have a feature that will not retain identifying information.  Moreover, this services will not be restricted for communications conducted using Tor and PGP encryption through portals that guarantee complete anonymity and security. However, in order to be compliant with the regulations of legal industry where our platform is   offered this will be a strictly an advisory service and no representation will be provided .

Our app

The second aspect of our business will be a mobile app. This app provides telephone communication with a speaking solicitor who can cite the laws and normative acts selected by the user, and explain their rights within any specified subject matter.  A user enters the application, and selects the subject matter “customers’ rights”, then they choose the relevant section and click a key. An attractive lawyer appears on the screen and reads their rights, which may later be downloaded onto their phone/computer as a separate file.
The second feature of the app will be a lawyer  quick search. This is comprehensive list of lawyers and attorneys, in the districts closest to your own location with their area of expertise specified; from housing law to misdemeanors from artistic copyright law to crime. It will also be a useful app for emergencies--for example if you find yourself under arrest but with your ‘one phone call,’ you could use this app to secure legal representation. This app will be called ‘Backmeup’.

The website and mobile application are currently under construction, thereby non of the features are fully developed or operational yet. It is anticipated that most of the described elements will be functional within the next six months either in a prototype or a fully functional form. Our internet address is: http://www.glolex.top/ .

However, the Company can not guaranty the number of components practically available when the website and mobile applications are brought to market.

Thus, althoguh we intend to engage in business activity in the proposed format there is no assurance that we will be successful in developing our marketable services and product s .

Our mailing address is Unit 9647, 13 Freeland Park, Wareham Road, Poole BH16 6F, U. K.;
Telephone: +44 1133206482

Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and we haven’t had any revenue so far. It is possible that won’t be able to achieve profitability and we might be forced to cease operations due to the lack of funding.

Other services we intend to provide and potential clients

The Company will also provide corporate consulting services. We will provide a range of services to individuals and organisations, with particular emphasis on:

•	Company registraion/incorporation, sole propriotor registration/consulatation, strategic business planning, communication with the government institutions.
•	Specific services will be provided either by Glolex, Inc. or via our network of other consultants with particular expertise.

We are not a law firm

Glolex, Inc, won't provide legal advice , wherefore t he Company will render exclusively a referral service for lawyers. The Company’s interaction with clients and solicitors will be limited to simply connecting both through the platforms where they could engage, transmit information and communicate. We intend to seek both parties utalising marketing and advertising.

Payments

The payment for the services will go straight to the Company, we will not be subject to additional control for handling of legal fees, however In the U.K. as a payment services provider the Company will be a subject to standard Payment Systems Regulator control and we will have to comply to the common Conduct of Business Requirements.

Self-Help information

Intially covering jurisdiction of England (first year), t he Company will provide self-help information at our customers' specific direction and general information on legal issues generally encountered , all of it thorugh a simple, user friendly and intuitive navigation through the platforms, utalizing the content that is being conceived by our sole officer and director Maksim Charniak.

Features such as naration of the laws and normative acts selected by the user, explanation of the user’s rights within any specified subject matter will be available, as well as   question-prompt fill in the blank forms that create custom legal documents quickly, depicted in simplified legal phraseology.

Over and above, i ndependent, licensed attorneys will participate in our attorney network to provide one-on-one services to our customers through the platforms.

Lawyers screening

The Company shall act with reasonable diligence and promptness in screening lawyers that provide legal advice to our customers through the platforms. A research will be carried to confirm whether the lawyer is licensed to practice law in certain jurisdiction the Company intends to cover. We will check if a lawyer is listed in The Law Society directory (U.K.) which is governed by the Solicitors Regulation Authority (SRA) or search a lawyer through a network of State Bar Associations (U.S.) listings or Paralegal Directory of a particular State where an attorney  declares to be licensed. By so doing,   we will be able to confirm if a lawyer’s license has been suspended or revoked due to misconduct.

Jurisdiction limitation

We will limit users to residents of the jurisdictions where lawyers on our platform are authorized to practice   law by making our app available for download only in those certain teritories (U.K. or some U.S. States for example). In regard to our website, which will be accessible from anywhere in the world, we will place a notification on the home page informing potential clients that the site offers legal assistance that covers only certain jurisdiction, thus listing them on the home page.

Marketing

We believe that the key marketing strategy for our type of business is online marketing. We plan to advertise our company through Internet “Google Adwords” and “Yahoo Ad Manager” technologies.

We intend to maintain an extensive marketing campaign that will ensure maximum visibility for the business in its target market. We want to develop an online presence by developing a website and placing the Company’s name and contact information with online directories. Establish relationships with software distributors within the targeted market. Our sole officer and director, Maksim Charniak will be responsible for marketing of our product.

Glolex, Inc. intends to use a number of online marketing strategies to drive traffic to the website including pay-per-click advertising as well as advertisements on social networking websites.

We plan to sell our product and and offer our services through direct mail, phone calls, business meetings and corporate presentations.

Even if we are able to obtain sufficient number of customers to buy our products and services, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be negatively affected.

We will be rely on a word of mouth advertising, also known as WOM marketing.

Competition

We expect to face increasing competition in the online and offline legal services markets from law firms, solo attorneys, online legal document services, national legal plans and other service providers, and our failure to effectively compete with these providers may adversely affect our business, results of operations, financial condition and future prospects.

Among other, we intend to provide legal documents service. The online legal document services market is evolving rapidly and is becoming increasingly competitive. Other companies that focus on the online legal document services market, and law firms that may elect to pursue the online legal document services market, could directly compete with us. Law firms and solo attorneys, who provide in-person consultations and are able to provide direct legal advice that we cannot offer due to laws and regulations regarding UPL, compete with us offline and have and may develop competing online legal services. Many of the potential competitors have focused on employer-sponsored markets or have acquired customers through in-person multi-level marketing.

Our competitors, whether they are online legal document providers, legal advice providers, law firms or solo attorneys, may also be developing innovative and cost-effective services that target our and potential customers. Therefore, we expect to face increasing competition from offline and online legal services providers in our market.

Some aspects of our business may operate, somewhat, similar to that of a McKenzie Friend, in England, which is a service that provides moral support to litigants, takes notes and help with case papers and quietly would also advice on point of law and procedure and issues litigants may wish to raise in court. These McKenzie friends also attend court with clients.

A McKenzie friend assists a litigant in person in a court of law in England and Wales. Their personnel does not need to be legally qualified. The crucial point is that litigants in person are entitled to have assistance, lay or professional, unless there are exceptional circumstances.

We have identified a number of well established U.S. firms that we are likely to be competing against—these are: LegalZoom, Rocketlawyer, Lawinfo, Avvo and Lawtrade.

Insurance

At present, we do not maintain any insurance, however we do intend to maintain insurance in the future. Because we do not have any insurance right now, if we are made a party of a products liability action, before we purchase an insurance,  we are likely not to have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease the process of building the Company.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Maksim Charniak, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our principal teritory of business is England, U.K..

Corporate mailing address is: Unit 9647, 13 Freeland Park, Wareham Road, Poole BH16 6F, United Kingdom.

Our telephone number is: +44 1133206482

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we conduct activities. We do not believe that existing regulations will have a negative material impact on the way we plan to conduct our business.

However, there are possible concerns that will need addressing before such a business can operate within the UK jurisdiction where we plan to begin our operations.

In setting up such a business within the UK dominion we would have to adhere to various legislative measures. In that, upon inception of such a business, whereby, qualified solicitors would be employed then this would automatically trigger compliance with the regulatory authority known as the Solicitors Regulation Authority (SRA). In a nut shell, the SRA principles govern areas surrounding advices given, client money, client information (Data protection), and general code of conduct. These rules contained do embed the relevant legislative obligations.  http://www.sra.org.uk/solicitors/handbook/intro/content.

Contrary to the aforementioned, if the qualified solicitor was to offer his or her services voluntarily then it would be a matter for the individual to consider whether or not to update their details with SRA.

Within England and all qualified solicitors who hold a practising certificate are required to register and keep their information up to date with the SRA.

Moreover, in the spirit of the memo at hand, setting up such a business would inevitable involve agreement with;

•	Intellectual Property Rights- (the same throughout different jurisdictions, with the odd additional requirements)
•
Privacy and Data Collection- (Confidentiality) The collection and use of personal data in the UK is governed by the Data Protection Act 1998 (DPA) and overseen by the Information Commissioner. The DPA implements the EU’s Data Protection Directive (Directive 95/45/EC), which applies to all 28 Member States.

In short, Data Protection legislation requires the data controller (the person who determines the purposes for which and the manner in which any personal data is processed) to collect and use personal data in accordance with eight principles. The eight principles require personal information to be:

➢	fairly and lawfully processed
➢	processed for limited purposes
➢	adequate, relevant and not excessive
➢	accurate
➢	not kept longer than necessary
➢	processed in accordance with the data subject’s rights
➢	held securely
➢	not transferred to countries outside the European Union without adequate protection

In practice, almost any business operating in the UK which holds information about individuals (whether employees, customers or anyone else) is potentially caught by this legislation.

The recent EU Data Protection Working Party’s opinion focused on apps on smart devices and identified a number of data protection risks.

The Working Party recommends that app developers ensure that their apps ask for consent before they start to retrieve information from a smart device, that they respect the principle of data minimisation and that they be aware that consent does not legitimise excessive data processing.

It is not binding but it is persuasive and likely to be noted if we are investigated by the Information Commissioner’s Office (ICO) or any other European national data protection authority. Breaches of data protection laws can result in criminal as well as civil liability in the UK, and of course, bad publicity. In the worst case scenario, we could be prosecuted personally under certain sections of the DPA resulting in an unlimited fine or face a monetary penalty of up to Ј500,000 for a serious breach.

The Company does not expect to offer services by lawyers outside of the United Kingdom in the next 12 months.

Privacy

As is evident from recent lawsuits against Apple for breach of privacy, data storage and privacy are becoming real concerns for end users. In Apple’s case specifically, the problem was that it was storing location based data of end users in an unencrypted form and using it for commercial purposes. While a monetary damage still needs to be established, failure to address end user’s privacy concerns could negatively impact the App’s consumer support and sale.

These concerns regarding privacy and data protection can be addressed by us drafting effective terms of use and privacy policy statements that are reflective of the developer’s consumer base and privacy practices. The terms of use and privacy statements should at a minimum include, (i) what information is collected, (ii) how is it stored (iii) how is it used by the developer (iv) whether the information is shared with third parties, (v) how can the user opt out providing such information, and (vi) contact information for end user complaints of the user data. If the App does collect and share personal information, then we as the developer should get consent from the end user for doing so.

Additional considerations will arise if the App collects financial, personal, or health data.

•
Terms of Use -  is basically a legal agreement that we, the app developer, are entering with every user of our app. The agreement happens automatically when a user uses our app. It basically sets forth what the app is, how it should be used, what constitutes improper use, and what the consequences of improper use will be. If we clearly lay out the rules for how our app can and cannot be used, we are lowering the possibility that someone can sue us if something bad happens as a result of their use of our app.

•
Processing and preparation of legal documents- within the UK is governed by the Civil Procedure Rules 1998 (83rd update came into force April 2016) https://www.justice.gov.uk/courts/procedure-rules/civil/rules

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Contact Address of Executive Officer and/or Director	Age	Position

Maksim Charniak Unit 9647, 13 Freeland Park, Wareham Rd. Poole BH16 6F, United Kingdom	30	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Maksim Charniak has acted as our President, Treasurer, Secretary and sole Director since we incorporated on March 2, 2016. Mr. Charniak owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Charniak was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors.

Mr. Charniak holds a university degree in International law, specializing in International Private Law. In 2010 he obtained Magistracy at European Humanities University in Vilnus at the Facuty of Law, specializing in International Law and European Law. From 2011 until present he’s been a director of his own private law firm DELAWYERS in Minsk . His legal specialization is: corporate law, Civil law, Intellectual property, Administrative law, International private law, EU law, Law of Customs Union, Real Estate, Licensing, Gambling industry, Construction, Retail, HACCP, ISO. He speaks English , Spanish and Russian. Mr. Charniak is a licensed attorney currently accredited to practice   law in the Republic of Belarus.

During the past ten years, Mr. Charniak has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Charniak was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Charniak’s involvement in any type of business, securities or banking activities.

4.
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.
Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Maksim Charniak, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on March 2, 2016 until March 31, 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

Maksim Charniak,	March 2, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President, Secretary	until
and Treasurer	March 31, 2016

There are no current employment agreements between the Company and its Officer.

Mr. Charniak currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (March 2, 2016) to March 31, 2016:

Name	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)

Maksim Charniak	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Maksim Charniak will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

The Company signed a contract with UAB Almaxx Group On March 31, 2016; the firm is responsible to build the website as well as provide consultants for our software development, as noted on page 25 and in Exhibit 10.1. Furthermore, Maksim Charniak is the Director of the UAB Almaxx Group in so far as being a related party to Glolex, Inc..

Other than Mr. Charniak’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Charniak, directly or indirectly, from the Company.

On March 22, 2016, we issued a total of 3,000,000 shares of restricted common stock to Maksim Charniak, our sole officer and director in consideration of $3,000. Further, Mr. Charniak has advanced funds to us. As of June 3 0 , 2016, Mr. Charniak has advanced to us $999. Mr. Charniak will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Charniak ; Mr. Charniak will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Charniak does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Charniak or the repayment of the funds to Mr. Charniak. The entire transaction was oral. Mr. Charniak is providing us work space (temporary office ) free of charge and we have a verbal agreement with Mr. Charniak that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 30 , 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Mailing Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of ownership before the offering

Common Stock	Maksim Charniak Unit 9647 13 Freeland Park Wareham Road Poole BH16 6F United kingdom	3,000,000 shares of common stock (direct)	100% After offering (if all shares sold) 37.5%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of March 31, 2016 , there were 3,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.

Currently, there are no agreements that would allow Mr. Charniak to maintain a majority interest in Glolex, Inc. after the initial public offering has been completed.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Mr. Charniak, our sole officer and director, will sell the shares directly to family and friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Charniak will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.
Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Our sole officer and director is not, nor will she be at the time of his participation in the offering, an associated person of a broker-dealer; and
4.
Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts her participation to any one or more of the following activities:

A.
Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.
Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.	Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

–	execute and deliver a subscription agreement; and
–	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Glolex, Inc.” The proceeds will be held in a corporate bank account, at Bank of America, located at 300 S 4th Street, Las Vegas, NV 89101.  The only authorized person to access funds from this bank account is our director Maksim Charniak.

We have filled the copy of the Subscription Agreement as an Exhibit 99.1.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  June 3 0 , 2016, there were 3,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and there are no shares of preferred stock issued and outstanding. Our sole officer and director, Maksim Charniak owns all 3,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Glolex, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

BF Borgers CPA PC our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.

BF Borgers CPA PC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Matthew McMurdo, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by BF Borgers CPA PC.

Our un audited financial statements for the period three months ending June 30 , 2016 follow next:

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Balance Sheet as of June 30, 2016 and March 31, 2016	F-1

Statements of Operations for the three months ending June 30, 2016	F-2

Statement of Cash Flows for the three months ending June 30, 2016	F-3

Notes to the Financial Statements	F-4

GLOLEX INC.
 BALANCE SHEET

	June 30, 2016	March 31, 2016
ASSETS

Current Assets
Cash and cash equivalents	$4,774	$2,999
Total Current Assets	4,774	2,999

Fixed Assets
Equipment, net	1,086	1,086
Fixed Assets, net	1,086	1,086
Total Fixed Assets	1,086	1,086

Other Assets
Prepaids and Deposits	1,000	1,000
Total Other Assets	1,000	1,000

Total Assets	$6,860	$5,085

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities
Accounts Payable	$400	$2,086
Loan from director	999	999

Total Liabilities	1,399	3,085

Commitments & Contingencies

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding as of June 30, 2016 and March 31, 2016;	3,000	3,000
Additional paid in capital	-	-
Accumulated deficit	2,461	(1000)
Total Stockholders’ Equity	5,461	2,000

Total Liabilities and Stockholders’ Equity	$6,860	$5,085

See accompanying notes to the financial statements

GLOLEX INC.
 STATEMENTS OF OPERATIONS

Three months ending June 30, 2016

REVENUES
Services Rendered (Consultation and advise)	$8,000

COGS	(400)
Consulting fees	(400)

Net Profit	7,600

EXPENSES
Bank service charges	139
General and administrative expenses	4,000

TOTAL EXPENSES	4,139

NET INCOME	3,461

PROVISION FOR INCOME TAXES	-

NET LOSS / INCOME	$3,461

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

See accompanying notes to the financial statements.

GLOLEX INC.
STATEMENTS OF CASH FLOWS

Three months ending June 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period	$3,461
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Accounts Payable	(1,686)
CASH FLOWS USED IN OPERATING ACTIVITIES	1,775

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	-
Prepaid Deposit on Website	-
NET CASH PROVIDED BY INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-
Loans from director	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-

Net Cash Increase for Period	1,775

Cash at the beginning of period	2,999

Cash at end of Period	$4,774

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes to the financial statements.

GLOLEX INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2016

NOTE 1 – ORGANIZATION AND OPERATIONS

Glolex Inc. was incorporated in Nevada on March 2, 2016. We are a new company and the purpose of our business is to provide an easy to use, web based, round-the-clock, online, legal, consulting advice services. At initial stages of operations, before the app and the website are operational, the Company will be offering its services through third party referrals and identification of sales leads.

NOTE 2- SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.  Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year-End

The Company elected March 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were as follows:

(i)
Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)
Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.
Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share.  EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.  Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income.  The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder.  The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS.  Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no contingent shares issuance arrangements, stock options or warrants which were issuable and could have potential dilutive effect to the earnings per share for the period ended April 30, 2015.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 3 – FIXED ASSET

The company has purchased the equipment in a form of Mac book computer.  The depreciation was calculated to be $54; the Company will not book it in this quarter as it is immaterial.

NOTE 4– PREPAID AND DEPOSIT

Glolex Inc. has paid a deposit for development of its software to UAB Almaxx Group which is a related party.  Initial phases of design and development of the website have been completed.  The website was not completed as of June 30, 2016.

NOTE 5 – GOING CONCERN

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
As reflected in the financial statements, the Company had an accumulated deficit at June 30, 2016, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 6– LOAN FROM DIRECTOR

On March 2, 2016, a director loaned $899 to the Company for Incorporation.

On March 7, 2016, a director loaned $100 to the Company to open a bank account.

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $999 as of June 30, 2016 and March 31, 2016.

NOTE 7 – STOCKHOLDER’S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 22, 2016, the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

There were 3,000,000 shares of common stock issued and outstanding as of June 30, 2016 and March 31, 2016.

NOTE 8-RENDERED SERVICES

The Company has provided services to two clients Nova Consult Company OU and Unilex Consult OU for a fee of $5,000 and $3,000 respectively. The provided services consisted of assistance in company formation, furnishing of legal forms, drafting a business plan, drafting a plan of operations, additional corporate consulting and providing a process improvement advise.

NOTE 9– RELATED PARTIES

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to June 30, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Glolex, Inc.:

We have audited the accompanying balance sheet of Glolex, Inc. (“the Company”) as of March 31, 2016 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period March 2, 2016 (inception) through March 31, 2016. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Glolex, Inc., as of March 31, 2016, and the results of its operations and its cash flows for the period March 2, 2016 (inception) through March 31, 2016, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
B F Borgers CPA PC
Lakewood, CO
June 13, 2016

GLOLEX INC.
 BALANCE SHEET

March 31, 2016
ASSETS

Current Assets
Cash and cash equivalents	$2,999
Total Current Assets	2,999

Fixed Assets
Equipment	1,086
Fixed Assets, net	1,086
Total Fixed Assets	1,086

Other Assets
Prepaids and Deposits	1,000
Total Other Assets	1,000

Total Assets	$5,085

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities
Related Party Accounts Payable	$2,086
Loan from director	999

Total Liabilities	3,085

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized,
3,000,000 shares issued and outstanding as of March 31, 2016;	3,000
Additional paid in capital	-
Accumulated deficit	(1000)
Total Stockholders’ Equity	2,000

Total Liabilities and Stockholders’ Equity	$5,085

See accompanying notes to the financial statements

GLOLEX INC.
STATEMENTS OF OPERATIONS

March 2, 2016 (inception) to March 31, 2016

REVENUES	$-

Cost of sales	0

Net loss from Operations	0

EXPENSES
General and Administrative Expenses	101
Legal fees	899

TOTAL EXPENSES	1,000

NET LOSS	(1,000)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(1,000)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

See accompanying notes to the financial statements.

GLOLEX INC.
STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, March 2, 2016	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share	3,000,000	3,000	-	-	3,000

Net loss for the year ended March 31, 2016	-	-	-	(1,000)	(1,000)

Balance, March 31, 2016	3,000,000	$3,000	$-	$(1,000)	$2,000

See accompanying notes to the financial statements.

GLOLEX INC.
STATEMENTS OF CASH FLOWS

March 2, 2016 (inception) to March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,000)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Accounts Payable	2,086

CASH FLOWS USED IN OPERATING ACTIVITIES	1,086

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES
Purchase of Fixed Assets	(1,086)
Prepaid Deposit on Website	(1,000)

NET CASH PROVIDED BY INVESTING ACTIVITIES	(2,086)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Proceeds from sale of common stock	3,000
Loans from director	999

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,999

Cash at end of Period	$2,999

Interest paid	$-
Income taxes paid	$-

See accompanying notes to the financial statements.

GLOLEX INC.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2016

NOTE 1 – ORGANIZATION AND OPERATIONS

Glolex Inc. was incorporated in Nevada on March 2, 2016. We are a new company and the purpose of our business is to have an easy to use, web based, round-the-clock, online, legal, consulting advice service.

NOTE 2- SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.  Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year-End

The Company elected March 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were as follows:

(i)
Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)
Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share.  EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.  Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income.  The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder.  The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS.  Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no contingent shares issuance arrangements, stock options or warrants which were issuable and could have potential dilutive effect to the earnings per share for the period ended April 30, 2015.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 3 – FIXED ASSET

The Company purchased equipment in a form of a Mac computer.  No depreciation was calculated because the item was purchased at a Year End.

NOTE 4– PREPAID AND DEPOSIT

A retainer has been paid for development of Company’s website.  The website was not completed as of March 31, 2016 and no work has been done yet.

NOTE 5 – GOING CONCERN

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at March 31, 2016, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 6– LOAN FROM DIRECTOR

On March 2, 2016, a director loaned $899 to the Company for Incorporation.

On March 7, 2016, a director loaned $100 to the Company to a open bank account.

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $999 as of March 31, 2016.

NOTE 7 – STOCKHOLDER’S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 22, 2016, the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

There were 3,000,000 shares of common stock issued and outstanding as of March 31, 2016.

NOTE 8– RELATED PARTIES

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS
5,000,000 SHARES OF COMMON STOCK

GLOLEX, INC.

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.07
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,010.07

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Glolex, Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Glolex, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Maksim Charniak Unit 9647, 13 Freeland Park, Wareham Rd. Poole BH16 6F, England, U.K.	May 23, 2016	3,000,000	$3,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, he is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of Matthew McMurdo, Esq. *
10.1	Software Development Agreement, dated February 26, 2016 *
10.2	Consulting Agreement dated March 26, 2016 *
23.1	Consent of BF Borgers CPA PC
23.2	Consent of Matthew McMurdo, Esq. (contained in exhibit 5.1)*
99.1	Form of Subscription Agreement *

* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at LT-03148, Vilnius, Savanoriu pr. 68, Lithuania , on August 31 , 2016

GLOLEX, INC.

By:	/s/ Maksim Charniak
	Name:	Maksim Charniak
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Maksim Charniak
Maksim Charniak	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	August 31 , 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of Matthew McMurdo, Esq. *
10.1	Software Development Agreement, dated February 26, 2016 *
10.2	Consulting Agreement dated March 26, 2016 *
23.1	Consent of BF Borgers CPA PC
23.2	Consent of Matthew McMurdo, Esq. (contained in exhibit 5.1)*
99.1	Form of Subscription Agreement *

* Previously filed